                                                                     EXHIBIT 3.1


                                   RESTATED
                         CERTIFICATE OF INCORPORATION
                                      of
                           BAXTER INTERNATIONAL INC.

                                   * * * * *

Baxter International Inc., a Delaware corporation initially incorporated on October 19, 1931 as Don Baker Intravenous Products Corporation, has duly adopted by action of its board of directors the following restated certificate of incorporation in accordance with the provisions of Section 245 of the General Corporation Law of Delaware. This restatement restates and integrates but does not further amend the provisions of the corporation's certificate of incorporation as theretofore amended and supplemented and there is no discrepancy between those provisions and the provisions of the restated certificate.

     FIRST:  The name of the corporation is Baxter International Inc.

     SECOND: The registered office of the corporation in the State of Delaware is located at 1209 Orange Street in the City of Wilmington, County of New Castle. The name of the registered agent of the corporation is The Corporation Trust Company.

     THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH: The total number of shares of stock which the corporation shall have authority to issue is Four Hundred Fifty Million (450,000,000) shares, of which One Hundred Million (100,000,000) shares of no par value shall be preferred stock (the "Preferred Stock") and of which Three Hundred Fifty Million (350,000,000) shares, of the par value of One Dollar ($1) each, amounting in the aggregate to Three Hundred Fifty Million Dollars ($350,000,000), shall be common stock (the "Common Stock").

     Authority is hereby expressly granted to and vested in the board of directors of the corporation to provide for the issue of the Preferred Stock in one or more series and in connection therewith to fix by resolutions providing for the issue of such series the number of shares to be included in such series and the designations and such voting powers, full or limited, or no voting powers, and such of the preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of such series of the Preferred Stock which are not fixed by the certificate of incorporation, to the full extent now or hereafter permitted by the laws of the State of Delaware. Without limiting the generality of the grant of authority contained in the preceding sentence, the board of directors is authorized to determine any or all of the



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following, and the shares of each series may vary from the shares of any other series in any or all of the following respects:

     1. The number of shares of such series (which may subsequently be increased, except as otherwise provided by the resolutions of the board of directors providing for the issue of such series, or decreased to a number not less than the number of shares then outstanding) and the distinctive designation thereof;

     2. The dividend rights, if any, of such series, the dividend preferences, if any, as between such series and any other class or series of stock, whether and the extent to which shares of such series shall be entitled to participate in dividends with shares of any other series or class of stock, whether and the extent to which dividends on such series shall be cumulative, and any limitations, restrictions or conditions on the payment of such dividends;

     3. The time or times during which, the price or prices at which, and any other terms or conditions on which the shares of such series many be redeemed, if redeemable;

     4. The rights of such series, and the preferences, if any, as between such series and any other class of series of stock, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation and whether and the extent to which shares of any such series shall be entitled to participate in such event with any other class or series of stock;

     5. The voting powers, if any, in addition to the voting powers prescribed by law of shares of such series, and the terms of exercise of such voting powers;

     6. Whether shares of such series shall be convertible into or exchangeable for shares of any other series or class of stock, or any other securities, and the terms and conditions, if any, applicable to such rights;

     7. The terms and conditions, if any, of any purchase, retirement or sinking fund which may be provided for the shares of such series.

Series A Junior Participating Preferred Stock.

The terms of the corporation's Series A Junior Participating Preferred Stock are incorporated from the restated Certificate of Designation pursuant to which it was created into the certificate of incorporation as follows:

RESOLVED, that pursuant to the authority vested in the board of directors of the Corporation by the Restated Certificate of Incorporation, the board of directors does hereby create, authorize and provide for the issue of a series of Preferred

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Stock, without par value, of the Corporation, to be designated "Series A Junior
Participating Preferred Stock" (hereinafter referred to as the "Series A Preferred Stock"), initially consisting of 3,500,000 shares, and to the extent that the designations, powers, preferences and relative and other special rights and the qualifications, limitations or restrictions of the Series A Preferred Stock are not stated and expressed in the Restated Certificate of Incorporation, does hereby fix and herein state and express such designations, powers, preferences and relative and other special rights and qualifications, limitations and restrictions thereof, as follows:

Section 1.  Designation and Amount.  The shares of such series shall be
            ----------------------
designated as "Series A Junior Participating Preferred Stock" and the number of shares constituting such series shall be 3,500,000.

Section 2.  Dividends and Distributions.
            ---------------------------

     (A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series A Junior Participating Preferred Stock shall be entitled to receive, when, as and if declared by the board of directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $5.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, par value $1 per share, of the Corporation (the "Common Stock") since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. In the event the Corporation shall at any time after March 20, 1989 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Junior Participating Preferred stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of

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shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (B) The Corporation shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior to and superior to the shares of Series A Junior Participating Preferred Stock with respect to dividends, a dividend of $5.00 per share on the Series A Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

     (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The board of directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

Section 3.  Voting Rights.  The holders of shares of Series A Junior
            -------------
Participating Preferred Stock shall have the following voting rights:

     (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders or the Corporation. In the event the Corporation shall at any time after the Rights

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Declaration Date (i) declare any dividend on Common Stock payable in shares of
Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (B) Except as otherwise provided herein or by law, the holders of shares of Series A Junior Participating Preferred Stock and the holders of shares of Common Stock shall vote collectively as one class on all matters submitted to a vote of stockholders of the Corporation.

     (C) If at the time of any annual meeting of stockholders for the election of directors a default in preference dividends on the Preferred Stock shall exist, the number of directors constituting the board of directors of the Corporation shall be increased by two, and the holders of the Preferred Stock of all series shall have the right at such meeting, voting together as a single class without regard to series, to the exclusion of the holders of Common Stock, to elect two directors of the Corporation to fill such newly created directorships. Such right shall continue until there are no dividends in arrears upon the Preferred Stock. Each director elected by the holders of shares of Preferred Stock (herein called a "Preferred Director"), shall continue to serve as such director for the full term for which he shall have been elected, notwithstanding that prior to the end of such term a default in preference dividends shall cease to exist. Any Preferred Director may be removed by, and shall not be removed except by, the vote of the holders of record of the outstanding shares of Preferred Stock, voting together as a single class without regard to series, at a meeting of the stockholders, or of the holders of shares of Preferred Stock, called for the purpose. So long as a default in any preference dividends on the Preferred Stock shall exist (A) any vacancy in the office of a Preferred Director may be filled (except as provided in the following clause (B)) by an instrument in writing signed by the remaining Preferred Director and filed with the Corporation and (B) in the case of the removal of any Preferred Director, the vacancy may be filled by the vote of the holders of the outstanding shares of Preferred Stock, voting together as a single class without regard to series, at the same meeting at which such removal shall be voted. Each director appointed as aforesaid by the remaining Preferred Director shall be deemed, for all purposes hereof, to be a Preferred Director. Whenever the term of office of the Preferred Directors shall end and a default in preference dividends shall no longer exist, the number of directors constituting the board of directors of the Corporation shall be reduced by two. For the purposes hereof, a "default in preference dividends" on the Preferred Stock shall be deemed to have occurred whenever the amount of accrued dividends upon any series of the Preferred Stock

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shall be equivalent to six full quarter-yearly dividends or more, and, having so occurred, such default shall be deemed to exist thereafter until, but only until, all accrued dividends on all shares of Preferred Stock of each and every series then outstanding shall have been paid or declared and set apart for payment to the end of the last preceding quarterly dividend period.

     (D) Except as set forth herein, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

Section 4. Certain Restrictions.
           --------------------

     (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in
Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

          (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock;

          (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

          (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Participating Preferred Stock;

          (iv) purchase or otherwise acquire for consideration any shares of Series A Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the board of directors) to all holders of such shares upon such terms as the board of directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

     (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 5.  Required Shares.  Any shares of Series A Junior Participating
            ---------------
Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the board of directors, subject to the conditions and restrictions on issuance set forth herein.


Section 6.  Liquidation, Dissolution or Winding Up.
            --------------------------------------

     (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 100 (as appropriately adjusted as set forth in subparagraph C below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause
(iii), the "Adjustment Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Junior Participating Preferred Stock and Common Stock, respectively, holders of Series A Junior Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

     (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series A Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

     (C) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into
           ---------------------------
any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock of securities, cash and/or any other property, then in any such case the shares of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, case and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 8. No Redemption. The shares of Series A Junior Participating Preferred
           -------------
Stock shall not be redeemable.

Section 9. Ranking. The Series A Junior Participating Preferred Stock shall rank
           -------
junior to all other series of the Corporation's Preferred Stock, as to the payment of dividends and the distribution of assets whether or not upon the dissolution, liquidation or winding up of the Corporation, unless the terms of any such series shall provide otherwise.

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Section 10. Amendment. The Restated Certificate of Incorporation of the
            ---------
Corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Junior Participating Preferred Stock, voting separately as a class.

Section 11. Fractional Shares. Series A Junior Participating Preferred Stock may
            -----------------
be issued in fractions of a share which shall entitle the holder, in proportion to such holders' fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.

FIFTH: The number of directors which shall constitute the whole board of directors of the corporation shall be the number from time to time fixed by the board of directors but in no event shall be less than twelve or more than twenty. A decrease in the number of directors shall not affect the term of office of any director then in office.

Any vacancy on the board of directors that results from an increase in the number of directors may be filled by a majority of the directors then in office; and any other vacancy on the board of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

SIXTH: The board of directors shall be divided into three classes. The term of office for one class of directors will expire each year at the annual meeting of stockholders, or thereafter in each case until the directors' respective successors are elected and qualified. The directors chosen to succeed those whose terms are expiring shall be identified as being of the same class as the directors whom they succeed and shall be elected for a term expiring at the third succeeding annual meeting of stockholders or thereafter in each case until their respective successors are elected and qualified, subject to death, resignation retirement or removal from office.

Any new positions created as a result of the increase in the number of directors shall be allocated to make the classes of directors as nearly equal as possible. Any director elected to fill a term resulting from an increase in the number of directors shall have the same term as the other members of his class. A director elected to fill any other vacancy shall have the same remaining term as that of his predecessor.

Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the certificate of incorporation application thereto, and such directors so elected shall not be divided into classes pursuant to this Article SIXTH unless expressly provided by such terms.

This Article SIXTH may not be amended or repealed without the affirmative vote of at least two-thirds of the holders of all the securities of the corporation then entitled to vote on such change.

SEVENTH: The board of directors shall have such powers as are permitted by the General Corporation Law of Delaware, including, without limitation, without the assent or vote of the stockholders, to make, alter, amend, change, add to, or repeal the by-laws of the corporation; to fix and vary the amount to be reserved as working capital; to authorize and cause to be executed mortgages and liens upon all the property of the corporation, or any part thereof, to determine the use and disposition of any surplus or net profits over and above the capital stock paid in, and to fix the times for the declaration and payment of dividends.

EIGHTH: To the fullest extent permitted by the General Corporation Law of Delaware as the same exists or may hereafter be amended, a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

NINTH: The corporation shall indemnify and advance expenses to each person who serves as an officer or director of the corporation or a subsidiary of the corporation and each person who serves or may have served at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise from any liability incurred as a result of such service to the fullest extent permitted by the General Corporation Law of Delaware as it may from time to time be amended, except with respect to an action commenced by such director or officer against the corporation or by such director or officer as a derivative action by or in the right of the corporation. Each person who is or was an employee or agent of the corporation and each officer or director who commences any action against the corporation or a derivative action by or in the right of the corporation may be similarly indemnified and receive an advance of expenses at the discretion of the board of directors.

The indemnification and advancement of expenses provided by, or granted pursuant to, the certificate of incorporation shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the certificate of incorporation or Delaware law.

The indemnification and advancement of expenses provided by, or granted pursuant to, the certificate of incorporation shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

TENTH:    No amendment to the certificate of incorporation or repeal of any
Article of the certificate of incorporation shall increase the liability or alleged liability or reduce or limit the right to indemnification of any directors, officers or employee of the corporation for acts or omissions of such person occurring prior to such amendment or repeal.

ELEVENTH: No action which requires the vote or consent of stockholders of the corporation may be taken without a meeting and vote of stockholders and the power of stockholders to consent in writing without a meeting to the taking of any action is specifically denied.

IN WITNESS WHEREOF, Baxter International Inc. has caused this Restated Certificate of Incorporation to be signed by G. Marshall Abbey, its Secretary and Senior Vice President, and attested by Barbara Y. Morris, its Senior Vice President, this 15th day of April, 1992.

                                          BAXTER INTERNATIONAL INC.


                                      By: /s/ G. Marshall Abbey
                                          ------------------------------------
ATTEST                                    G. Marshall Abbey
                                          Secretary and Senior Vice President


By: /s/ Barbara Y. Morris
    ---------------------------
    Barbara Y. Morris
    Senior Vice President

                          CERTIFICATE OF DESIGNATION
                                      of
                 SERIES B JUNIOR PARTICIPATING PREFERRED STOCK

                                      of

                           BAXTER INTERNATIONAL INC.


     Pursuant to Section 151 of the General Corporation Law of the State of Delaware


The undersigned do hereby certify that the following resolution was duly adopted by the Board of Directors of Baxter International Inc., a Delaware corporation (the "Company"), at a meeting duly convened and held on November 17, 1998, at which a quorum was present and acting throughout.


RESOLVED, that pursuant to the authority conferred upon the Board of Directors of this Company by the Restated Certificate of Incorporation, a series of Preferred Stock of the Company be and it hereby is created, and that the designations, powers, preferences and relative and other special rights and qualifications, limitations or restrictions thereof are as follows:


SECTION 1. DESIGNATION AND AMOUNT.

The shares of such series shall be designated as "Series B Junior Participating Preferred Stock" and the number of shares constituting such series shall be 3,500,000.


SECTION 2. DIVIDENDS AND DISTRIBUTIONS.

(A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series B Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series B Junior Participating Preferred Stock shall be entitled to receive, when, as and if declared by the board of directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series B Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $5.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all noncash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the

Common Stock, par value $1 per share, of the Company (the "Common Stock") since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series B Junior Participating Preferred Stock. In the event the Company shall at any time after November 17, 1998 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series B Junior Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) The Company shall declare a dividend or distribution on the Series B Junior Participating Preferred Stock as provided in Paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior to and superior to the shares of Series B Junior Participating Preferred Stock with respect to dividends, a dividend of $5.00 per share on the Series B Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series B Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series B Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series B Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series B Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series B Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

SECTION 3. VOTING RIGHTS.

The holders of shares of Series B Junior Participating Preferred Stock shall have the following voting rights:

(A) Subject to the provision for adjustment hereinafter set forth, each share of Series B Junior Participating Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Company. In the event the Company shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series B Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) Except as otherwise provided herein or by law, the holders of shares of Series B Junior Participating Preferred Stock and the holders of shares of Common Stock shall vote collectively as one class on all matters submitted to a vote of stockholders of the Company.

(C) If at the time of any annual meeting of stockholders for the election of directors a default in preference dividends on the Preferred Stock shall exist, the number of directors constituting the board of directors of the Company shall be increased by two, and the holders of the Preferred Stock of all series shall have the right at such meeting, voting together as a single class without regard to series, to the exclusion of the holders of Common Stock, to elect two directors of the Company to fill such newly created directorships. Such right shall continue until there are no dividends in arrears upon the Preferred Stock. Each director elected by the holders of shares of Preferred Stock (herein called a "Preferred Director"), shall continue to serve as such director for the full term for which he shall have been elected, notwithstanding that prior to the end of such term a default in preference dividends shall cease to exist. Any Preferred Director may be removed by, and shall not be removed except by, the vote of the holders of record of the outstanding shares of Preferred Stock, voting together as a single class without regard to series, at a meeting of the stockholders, or of the holders of shares of Preferred Stock, called for the purpose. So long as a default in any preference dividends on the Preferred Stock shall exist (A) any vacancy in the office of a Preferred Director may be filled (except as provided in the following clause (B)) by an instrument in writing signed by the remaining Preferred Director and filed with the Company and (B) in the case of the removal of any Preferred Director, the vacancy may be filled by the vote of the holders of the outstanding shares of Preferred Stock, voting together as a single class without regard to series, at the same meeting at which such removal shall be voted. Each director appointed as aforesaid by the remaining Preferred Director shall be deemed, for all purposes hereof, to be a Preferred Director. Whenever the term of office of the Preferred Directors shall end and a default in preference dividends shall no longer exist, the number of directors constituting the board of directors of the Company shall be reduced by two. For the purposes hereof, a "default in preference dividends" on the Preferred Stock shall be deemed to have occurred whenever the amount of accrued dividends upon any series of the Preferred Stock shall be equivalent to six full quarter yearly dividends or more, and, having so occurred, such default shall be deemed to exist thereafter until, but only until, all accrued dividends on all shares of Preferred Stock of each and every series then outstanding shall have been paid or declared and set apart for payment to the end of the last preceding quarterly dividend period.

(D) Except as set forth herein, holders of Series B Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.


SECTION 4. CERTAIN RESTRICTIONS.

(A) Whenever quarterly dividends or other dividends or distributions payable on the Series B Junior Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series B Junior Participating Preferred Stock outstanding shall have been paid in full, the Company shall not:

     (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Junior Participating Preferred Stock;

     (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Junior Participating Preferred Stock, except dividends paid ratably on the Series B Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

     (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Junior Participating Preferred Stock, provided that the Company may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Company ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series B Junior Participating Preferred Stock; or

     (iv) purchase or otherwise acquire for consideration any shares of Series B Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series B Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the board of directors) to all holders of such shares upon such terms as the board of directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B) The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under Paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.


SECTION 5. REACQUIRED SHARES.

Any shares of Series B Junior Participating Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.


SECTION 6. LIQUIDATION, DISSOLUTION OR WINDING UP.

(A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Company, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series B Junior Participating Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series B Liquidation Preference"). Following the payment of the full amount of the Series B Liquidation Preference, no additional distributions shall be made to the holders of shares of Series B Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series B Liquidation Preference by (ii) 100 (as appropriately adjusted as set forth in subparagraph
(C) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the "Adjustment Number"). Following the payment of the full amount of the Series B Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series B Junior Participating Preferred Stock and Common Stock, respectively, holders of Series B Junior Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

(B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series B Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series B Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

(C) In the event the Company shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock,
(ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.


SECTION 7.  CONSOLIDATION, MERGER, ETC.

In case the Company shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series B Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Company shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series B Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.


SECTION 8.  NO REDEMPTION.

The shares of Series B Junior Participating Preferred Stock shall not be redeemable.


SECTION 9.  RANKING.

The Series B Junior Participating Preferred Stock shall rank junior to all other series of the Company's Preferred Stock as to the payment of dividends and the distribution of assets whether or not upon the dissolution, liquidation or winding up of the Company, unless the terms of any such series shall provide otherwise.


SECTION 10. AMENDMENT.

The Restated Certificate of Incorporation of the Company shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series B Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series B Junior Participating Preferred Stock, voting separately as a class.

SECTION 11.  FRACTIONAL SHARES.

Series B Junior Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series B Junior Participating Preferred Stock.


BAXTER INTERNATIONAL INC. has caused its corporate seal to be hereunto affixed and this certificate to be signed by Thomas J. Sabatino, Jr., its Corporate Vice President and General Counsel, and the same to be attested to by Jan Stern Reed, its Corporate Secretary, this 1st day of March, 1999.



                                             BAXTER INTERNATIONAL INC.



(Corporate Seal)                             By: /s/ Thomas J. Sabatino, Jr.
                                                ------------------------------
                                             Thomas J. Sabatino, Jr.
                                             Corporate Vice President and
                                               General Counsel


Attest:


/s/ Jan Stern Reed
----------------------------
Jan Stern Reed
Corporate Secretary

                          CERTIFICATE OF ELIMINATION
                                      OF
                    SERIES A PARTICIPATION PREFERRED STOCK
                                      OF
                           BAXTER INTERNATIONAL INC.

                                    *******

          Baxter International Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Company"),

          DOES HEREBY CERTIFY.

FIRST: That the board of directors of the Company, at a meeting duly called and held on November 17, 1998, adopted the following resolution.

               "RESOLVED, that the proper officers of the Company be, and each of them hereby is, authorized, empowered and directed, in the name and on behalf of the Company, to execute a Certificate of Elimination with respect to the Company's Series A Participating Preferred Stock (the "Certificate of Elimination") on or after March 22, 1999, in such form as the officer executing the same shall determine to be necessary, advisable or appropriate, such determination to be conclusively established by the execution thereof, and to file the executed Certificate of Elimination with the Secretary of State of the State of Delaware"

SECOND: None of the authorized shares of the Company's Series A Participating Preferred Stock are outstanding and none will be issued.

THIRD: In accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Certificate of Incorporation is hereby amended to eliminate all reference to the Company's Series A Participating Preferred Stock.

          IN WITNESS WHEREOF, said Baxter International Inc., has caused this certificate to be signed by Jan Stern Reed, its Secretary this 29/th/ day April, 1999.


                                             Baxter International Inc.

                                        By: /s/ Jan Stern Reed
                                            ------------------------------------
                                            Jan Stern Reed, Secretary

                           CERTIFICATE OF AMENDMENT
                                      of
                         CERTIFICATE OF INCORPORATION

                                   * * * * *


Baxter International Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware ("Corporation"),

DOES HEREBY CERTIFY:


FIRST: That at a meeting of the Board of Directors of the Corporation, resolutions were duly adopted setting forth a proposed amendment ("Amendment") to the Restated Certificate of Incorporation, as amended, of the Corporation, declaring the Amendment to be advisable and that it be presented at the next meeting of the stockholders of the Corporation for consideration. The resolution setting forth the proposed Amendment is as follows:

        RESOLVED, that the Restated Certificate of Incorporation, as amended, of this Corporation, be amended by deleting the first sentence of Article Fourth in its entirety and inserting, in lieu thereof, the following new first sentence of Article Fourth, providing in its entirety as follows:

             FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is one billion, one hundred million (1,100,000,000) shares, of which one hundred million (100,000,000) shares of no par value shall be preference stock (the "Preference Stock") and of which one billion (1,000,000,000) shares, of the par value of U.S. one dollar (U.S. $1.00) each, amounting in the aggregate to U.S. one billion dollars (U.S. $1,000,000,000), shall be common stock (the "Common Stock").

SECOND: That thereafter, pursuant to resolutions of its Board of Directors, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, the annual meeting of the stockholders of the Corporation was duly called and held, and the necessary number of shares as required by statute were voted in favor of the Amendment.

THIRD: That the Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.


IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this certificate signed by Jan Stern Reed, its Corporate Secretary, effective as of the first day of May, 2001.


                                                BAXTER INTERNATIONAL INC.
                                                (a Delaware corporation)


                                                By: /s/ Jan Stern Reed
                                                    --------------------------
                                                    Jan Stern Reed
                                                    Corporate Secretary

                            CERTIFICATE OF AMENDMENT
                                       of
                          CERTIFICATE OF INCORPORATION

                                    * * * * *


Baxter International Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware ("Corporation"),

DOES HEREBY CERTIFY:


FIRST: That at a meeting of the Board of Directors of the Corporation, resolutions were duly adopted setting forth a proposed amendment ("Amendment") to the Restated Certificate of Incorporation, as amended, of the Corporation, declaring the Amendment to be advisable and that it be presented at the next meeting of the stockholders of the Corporation for consideration. The resolution setting forth the proposed Amendment is as follows:

            RESOLVED, that the Restated Certificate of Incorporation, as amended, of this Corporation, be amended by deleting the first sentence of Article Fourth in its entirety and inserting, in lieu thereof, the following new first sentence of Article Fourth, providing in its entirety as follows:

                    FOURTH: The total number of shares of stock which the
               corporation shall have authority to issue is two billion, one hundred million (2,100,000,000) shares, of which one hundred million (100,000,000) shares of no par value shall be preference stock (the "Preference Stock") and of which two billion (2,000,000,000) shares, of the par value of U.S. one dollar (U.S.$1.00) each, amounting in the aggregate to U.S. two billion dollars (U.S.$2,000,000,000), shall be common stock (the "Common Stock").

SECOND: That thereafter, pursuant to resolutions of its Board of Directors, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, the annual meeting of the stockholders of the Corporation was duly called and held, and the necessary number of shares as required by statute were voted in favor of the Amendment.

THIRD: That the Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.



IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this certificate signed by Jan Stern Reed, its Corporate Secretary, effective as of the seventh day of May, 2002.

                                                    BAXTER INTERNATIONAL INC.
                                                    (a Delaware corporation)



                                                    By:  /s/ Jan Stern Reed
                                                         ------------------
                                                         Jan Stern Reed
                                                         Corporate Secretary

                                     Page 2